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                                                                    EXHIBIT 3(a)


                             COMPOSITE STATEMENT OF

                              AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                            SCIENTIFIC-ATLANTA, INC.

                             AS OF NOVEMBER 3, 1987,

           AS FURTHER AMENDED ON NOVEMBER 15, 1989 AND AUGUST 20, 1990


               The following Amended and Restated Articles of Incorporation are adopted pursuant to Section 14-2-196 of the Georgia Business Corporation Code and shall supersede in all respects the Corporation's original Articles of Incorporation, as heretofore amended. These Amended and Restated Articles of Incorporation merely restate all of the provisions of the original Articles of Incorporation, as heretofore amended, not being amended hereby. These Amended and Restated Articles of Incorporation were approved by the Board of Directors of the Company on August 18, 1987, and by the shareholders of the Company on November 3, 1987. On the date of such approval by the shareholders, there were 23,595,468 shares of Common Stock, $0.50 par value, of the Corporation outstanding and entitled to vote thereon, the affirmative vote of the holders of 11,797,735 of such shares was required to approve the Amended and Restated Articles of Incorporation and the holders of 12,003,693 of such shares voted in favor thereof.

                                      I.

               The name of the Corporation is:

                           SCIENTIFIC-ATLANTA, INC.

                                      II.

               The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                     III.

               The Corporation shall have perpetual duration.

                                      IV.

               The Corporation is organized for the following purposes:


               To engage in any lawful purpose, act or activity for which corporations may be organized under the Georgia Business Corporation Code, including, but not limited to, the following:
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               Manufacturing, distributing, and selling at wholesale and retail, any and all types of merchandise, machinery, appliances, fixtures and supplies; engaging in scientific and engineering research and development, selling services, publishing books and periodicals, acquiring, holding, selling or otherwise trading in patents, patents pending, copyrights and franchises; acquiring, holding, improving and trading in real property, or any rights or interest therein or appurtenant thereto necessary for its purposes; mortgaging or otherwise encumbering its property whether real or personal or both, by note loan, deed or otherwise; making and granting loans on both real and personal property.


               To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation.

               IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

               The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by reference to, or inference from the terms of any provision of this or any other Article of these Articles of Incorporation.

                                      V.

               The total number of shares of capital stock which the Corporation shall have authority to issue is 400,000,000 shares, consisting of 350,000,000 shares of common stock of $.50 par value per share and 50,000,000 shares of preferred stock of $.50 par value per share.
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               The voting powers, designations, preferences and relative rights of the classes of stock of the Corporation which are fixed by these Articles of Incorporation, the authority expressly vested in the Board of Directors to fix, by resolution or resolutions providing for the issue of preferred stock, and the voting powers (if any), designations, preferences and relative rights of the shares of preferred stock which are not fixed by these Articles of Incorporation, are as follows:

               (1) Subject to the provisions of any applicable law, or of the By-Laws of the Corporation as from time to time amended, with respect to the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by any applicable law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of preferred stock, the holders of the outstanding shares of common stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each holder of record of shares of common stock being entitled to one vote for each share of common stock standing in his name on the books of the Corporation in the election of directors and on all other matters presented to the shareholders.

               (2) Except as otherwise provided by applicable law, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of preferred stock, the holders of shares of preferred stock, as such holders, (i) shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purpose, and (ii) shall not be entitled to notice of any meeting of shareholders.

               (3) Before any sum or sums shall be set aside or applied to the purchase of any outstanding shares of common stock, and before any dividend shall be declared or paid or any distribution ordered or made upon the common stock (other than a dividend payable in shares of common stock), the Corporation shall have complied with the dividend and sinking fund requirements (if any) set forth in any resolution or resolutions of the Board of Directors with respect to the issue of any series of preferred stock of which any shares shall at the time be outstanding.

               (4) Subject to the provisions of Paragraph 3 of this Article V, and to such other limitations as may be specified in any resolution or resolutions of the Board of Directors providing for the issue of any series of preferred stock, the holders of outstanding shares of common stock shall be entitled, to the exclusion of the holders of shares of preferred stock of any and all series, to receive such dividends as may be declared by the Board of Directors from time to time.
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               (5)   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, after payment shall have been made to the holders of shares of preferred stock of the full amount to which any series of the preferred stock is entitled as set forth in the resolution or resolutions of the Board of Directors providing for the issue thereof, the holders of outstanding shares of common stock shall be entitled, to the exclusion of the holders of shares of preferred stock of any and all series, to share in all remaining assets of the Corporation available for distribution to its shareholders ratably according to the number of shares of common stock held by them. Neither the merger nor consolidation of the Corporation with or into any other corporation or corporations, nor the merger or consolidation of any other corporation or corporations into or with the Corporation, nor the sale, transfer, mortgage, pledge or lease by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

               (6) The preferred stock may be issued from time to time in one or more series of any number of shares, except that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of preferred stock hereinabove authorized. Each series of preferred stock shall be distinctively designated by number, letter or descriptive words.

               (7) Authority is hereby expressly granted to and vested in the Board of Directors to issue the preferred stock at any time, or from time to time, as preferred stock of any one or more series, and, in connection with the establishment of each such series, to fix by resolution or resolutions providing for the issue of the shares thereof the voting powers, if any, and the designation, preferences and relative rights of each such series of preferred stock to the full extent now or hereafter permitted by these Articles of Incorporation and the laws of the State of Georgia, including without limiting the generality of the foregoing, all of the following matters which may vary between each series:

           (a) The distinctive designation of such series and the number of shares which constitute such series, which number may be increased or decreased either before or subsequent to the issuance of any shares of such series (but not below the number of shares of such series then outstanding), from time to time by action of the Board of Directors;


           (b) The dividend rate of such series, the date of payment thereof, and any limitations, restrictions or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on the shares of each series;
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           (c) The price or prices at which, and the terms, times and conditions on which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder of such shares;

           (d) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment to the holders of shares of each series;

           (e) Whether or not the shares of such series shall be entitled to the benefit of a purchase, retirement or sinking fund to be applied to the redemption or purchase of such series, and if so entitled, the amount of such fund and the manner of its applications, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

           (f) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, or the shares of any other series of preferred stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

           (g) Whether or not the shares of such series shall have any voting right, and, if voting rights are so granted, the extent of such voting rights and the terms and conditions under which such voting rights may be exercised;

           (h) Whether of not the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of preferred stock theretofore issued pursuant to this Paragraph 7, and, if subject to additional restrictions, the extent of such additional restrictions; and

           (i) Whether or not the shares of such series shall be entitled to the benefit of limitations restricting the purchase of, the payment of dividends on, or the making of other distributions in respect of stock of any class of the Corporation, and the terms of any such restrictions; provided, however, that such restrictions shall not include any prohibition on the payment of dividends or with respect to distributions in the event of voluntary or involuntary liquidation established for any outstanding series of preferred stock theretofore issued.
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               The Board of Directors may from time to time distribute to shareholders out of capital surplus of the Corporation a portion of its assets, in cash or in property.

               The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

               All shares of capital stock of the Corporation that are reacquired by the Corporation shall be treasury shares and shall not be returned to the status of authorized but unissued shares unless and until the Board of Directors by resolution otherwise directs.

                                      VI.

               None of the holders of any capital stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.

                                     VII.

               The Board of Directors of the Corporation, when evaluating any offer to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another person, or
(c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (an "Acquisition Proposal"), shall, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the consideration being offered in the Acquisition Proposal in relation to the then-current market price, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and the desirability of maintaining independence from any other entity which is a customer or competitor of the Corporation.

                                     VIII.

               No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director; provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.
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                                      IX.

               (A) Beginning with the election of Directors in 1989, the members of the Board of Directors shall be divided into three classes, Class I, Class II, and Class III. Each such class shall consist, as nearly as possible, of one-third of the total number of Directors and any remaining Directors shall be included within such class or classes as the Board of Directors shall designate provided that the difference in the number of Directors in any two classes shall not exceed one (1). At the annual meeting of shareholders in 1989, Class I Directors shall be elected for a one-year term, Class II Directors for a two-year term, and Class III Directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1990, successors to the class of Directors whose term expires at the annual meeting shall be elected for a three-year term.

               (B) Any Director of the Corporation, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote for the election of Directors, voting together as a single class. No Director may be removed without cause.

               (C) The number of Directors constituting the Board of Directors shall be fixed from time to time by the affirmative vote of a number of Directors equal to at least a majority of the then authorized number of Directors (regardless of any vacancies then existing). If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. No decrease in the number of Directors shall affect the term of any director.

               (D) Any vacancy on the Board of Directors, including any vacancy occurring by reason of any increase in the number or Directors, shall be filled only by the Board of Directors acting by the affirmative vote of a majority of the remaining Directors then in office, although constituting less than a quorum of the Board of Directors.

               (E) The provisions of this Article IX are subject in all respects to the rights, privileges and preferences of the holders of any class of capital stock of the Corporation other than Common Stock.

               (F) This Article IX may be modified, amended or repealed only by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote on such modification, amendment or repeal.